FIRST TRUST SERIES FUND

                              MULTIPLE CLASS PLAN
                         ADOPTED PURSUANT TO RULE 18F-3

      WHEREAS, the First Trust Series Fund (the "Trust"), a Massachusetts business trust, engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

      WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets (the Trust's series being referred to herein individually as a "Series" and collectively as the "Series");

      WHEREAS, the Trust is authorized to and has divided the shares of each Series into separate classes as designated in the Trust's Declaration of Trust and Designation of Classes of Shares (the "Designation of Classes");

      WHEREAS, the Trust seeks to adopt this Multiple Class Plan (the "Plan") on behalf of the Series listed on Exhibit A hereto pursuant to Rule 18f-3 under the Act in order that the Series may issue multiple classes of shares;

      WHEREAS, the Board of Trustees of the Trust, and the Trustees who are not "interested persons" of the Trust (as defined in the Act) (the "Non-Interested Trustees"), after having been furnished and having evaluated information reasonably necessary to evaluate this Multiple Class Plan (the "Plan"), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of the Series individually, and the Series and the Trust as a whole.

      NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 18f-3 under the Act:

      Section 1. Class Differences. Each class of shares of a Series shall represent interests in the same portfolio of investments of that Series and have the rights and preferences set forth in the Designation of Classes and, except as otherwise set forth in this Plan and the other documents incorporated by reference herein, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for herein; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or for which the interests of one class differ from the interests of another class or classes; (iii) such differences relating to eligible investors as may be set forth in the statutory and summary prospectuses and statement of additional information of each Series, as the same may be amended or supplemented from time to time; (iv) the designation of each class of shares; and (v) conversion features.

      Section 2. Attributes of Share Classes. The attributes of each [existing] share class of each of the Series, with respect to distribution and shareholder


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servicing arrangements, distribution and service fees payable pursuant to Rule
12b-1, sales charges including contingent deferred sales charges, and conversion and exchange options shall be as set forth in the following materials, which materials are herein incorporated by reference:

       1. The statutory and summary prospectuses of each respective Series in the form most recently filed with the Securities and Exchange Commission (the "SEC");

       2. The statement of additional information of each respective Series in the form most recently filed with the SEC;

       3. The Plan of Distribution and Service Pursuant to Rule 12b-1 with respect to the Trust ( the "Distribution and Service Plan").

      Section 3. Allocation of Income, Expenses, Gains and Losses.

      (a) Investment Income, and Realized and Unrealized Gains and Losses. The daily investment income, and realized and unrealized gains and losses, of a Series will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions.

      (b) Series-Level Expenses. Expenses that are attributable to a Series, but not a particular class thereof ("Series-level expenses"), will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions. Series-level expenses include fees for services that are received equally by the classes under the same fee arrangement. All expenses attributable to a Series that are not "class-level expenses" (as defined below) shall be Series-level expenses, including but not limited to transfer agency fees and expenses, share registration expenses, and shareholder reporting expenses.

      (c) Class-Level Expenses. Expenses that are directly attributable to a particular class of shares will be incurred by that class of shares. Class-level expenses include expenses for services that are unique to a class of shares in either form or amount. "Class-level expenses" may include, but not be limited to, distribution and service fees charged pursuant to the Distribution and Service Plan (collectively, "12b-1 fees"), sub-transfer agent or similar fees charged by intermediaries with respect to particular share classes, expenses associated with the addition of share classes to a Series (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares), expenses of administrative personnel and services required to support the shareholders of a specific class of shares, litigation or other legal expenses relating to a specific class of shares, Trustees' fees or expenses incurred as a result of issues relating to a specific class of shares, and accounting expenses relating to a specific class of shares.

      (d) Fee Waivers and Expense Reimbursements. On a daily basis, if the Series-level expenses and the class-level expenses (not including 12b-1 fees) exceed the daily expense cap in effect for a Series, an appropriate


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waiver/reimbursement will be made to the Series. The amount of such reimbursement to each class will be in an amount such that the expenses of the class with the highest expense ratio (excluding 12b-1 fees) will be equal to the daily expense cap after reimbursement. The expense reimbursement will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions.

      Section 4. Exchange Privilege. Shares of a class of a Series may be exchanged only for shares of the same class of another Series, except as otherwise set forth in the statutory and summary prospectuses and statement of additional information of each Series, as the same may be amended or supplemented from time to time.

         Section 5.  Term and Termination.

      (a) The Series. This Plan shall become effective with respect to each Series on the date hereof, and shall continue in effect with respect to each class of shares designated in the Trust's Designation of Classes for each Series until terminated in accordance with the provisions of Section 5(c) hereof.

      (b) Additional Series or Classes. This Plan shall become effective with respect to any class of shares of a Series other than those currently designated in the Trust's Declaration of Trust or Designation of Classes and with respect to each additional Series or class thereof established by the Trust after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional Series or class by votes of a majority of both
(i) the Board of Trustees of the Trust and (ii) the Non-Interested Trustees, cast at a meeting held before the initial public offering of such additional Series or classes thereof), and shall continue in effect with respect to each such additional Series or class until terminated in accordance with provisions of Section 5(c) hereof. An addendum setting forth such specific and different terms of such additional Series or classes shall be attached to or made part of this Plan.

      (c) Termination. This Plan may be terminated at any time with respect to the Trust or any Series or class thereof, as the case may be, by vote of a majority of both (i) the Board of Trustees of the Trust and (ii) the Non-Interested Trustees. The Plan may remain in effect with respect to the Trust, or any particular Series or class thereof even if it has been terminated in accordance with this Section 5(c) with respect to any other Series or class thereof.

         Section 6.  Amendment.

          Any material amendment to this Plan affecting the Trust or Series or class thereof shall require the affirmative vote of a majority of both the Board of Trustees of the Trust and the Non-Interested Trustees that the amendment is in the best interests of each class of each Series individually and each Series and the Trust as a whole.

Dated:


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                                   Exhibit A

First Trust AQA(R) Equity Fund


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